UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2015

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As of the fiscal quarter ending December 31, 2015, NOW Inc. (the “Company”) may not be able to comply with the interest coverage ratio covenant (the “Potential Default”) in its Credit Agreement dated as of April 18, 2014 (the “Credit Agreement”). On December 18, 2015, the Company entered into a waiver (the “Waiver”) to the Credit Agreement pursuant to which the lenders thereto agreed, among other things, to waive until January 31, 2016 the Potential Default and to permit the Company to continue to borrow under the Credit Agreement. The Company has commenced discussions with its lenders under the Credit Agreement to enter into an amendment to the Credit Agreement (the “Amendment”), which would replace the interest coverage ratio covenant with an asset based coverage test and security interests in certain Company assets. There can be no assurances that the Amendment will be entered into on or before January 31, 2016 or at all.

Item 9.01.	Financial Statements and Exhibits.

10.1	Limited Waiver Credit Agreement dated December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2015	NOW INC.
/s/ Raymond W. Chang
Raymond W. Chang
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Waiver Credit Agreement dated December 18, 2015